SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2002

JMAR TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

State of Delaware

(State or other jurisdiction of incorporation)

1-10515	68-0131180

(Commission File No.)	(IRS Employer Identification No.)

5800 Armada Drive, Carlsbad, California 92008

(Address of principal executive offices)          (Zip Code)

Registrant’s telephone number, including area code	(760) 602-3292

Not Applicable

(Former name of or former address, if changed since last report)

Item 5. Other Events
Item 7. Exhibits
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 10.1
EXHIBIT 10.2

Item 5. Other Events

     On October 15, 2002, JMAR Technologies, Inc. (the “Company”) issued a Press Release announcing the election of Ronald A. Walrod as President and Chief Executive Officer of the Company. Mr. Walrod was also elected as a director on the Company’s Board of Directors. Joseph G. Martinez, who has acted as Interim CEO since the retirement of Dr. John S. Martinez on August 16, 2002, will resume his role as Senior Vice President and General Counsel.

     The Company also reported that Dr. Vernon H. Blackman, who has served on the Board of Directors since 1991, has been elected Chairman of the Board. Dr. John S. Martinez continues as a director of the Company. A copy of the Press Release is filed as Exhibit 10.1 hereto.

     A copy of the Employment Agreement, dated October 14, 2002, between the Company and Ronald A. Walrod, is filed as Exhibit 10.2 hereto.

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Item 7. Exhibits

(c)	The following exhibits are filed as a part of this report:

10.1 Press Release issued on October 15, 2002.

10.2 Employment Agreement, dated October 14, 2002, between JMAR Technologies, Inc. and Ronald A. Walrod.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: October 15, 2002	JMAR TECHNOLOGIES, INC. (Registrant)

	By:	/s/ JOSEPH G. MARTINEZ

Joseph G. Martinez Senior Vice President & General Counsel

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INDEX TO EXHIBITS

Exhibit 10.1	Press Release issued on October 15, 2002
Exhibit 10.2	Employment Agreement, dated October 14, 2002, between JMAR Technologies, Inc. and Ronald A. Walrod

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